Exhibit A

Funds of First Trust Exchange-Traded Fund VIII

First Trust CEF Income Opportunity ETF

First Trust Municipal CEF Income Opportunity ETF

First Trust TCW Opportunistic Fixed Income ETF

EquityCompass Equity Risk Manager ETF

EquityCompass Tactical Equity Risk Manager ETF

First Trust TCW Unconstrained Plus Bond ETF

First Trust Low Duration Strategic Focus ETF

FT Cboe Vest U.S. Equity Buffer ETF – August

FT Cboe Vest U.S. Equity Deep Buffer ETF – August

FT Cboe Vest U.S. Equity Buffer ETF – November

FT Cboe Vest U.S. Equity Deep Buffer ETF – November

First Trust Active Factor Large Cap ETF

First Trust Active Factor Mid Cap ETF

First Trust Active Factor Small Cap ETF

FT Cboe Vest U.S. Equity Buffer ETF – February

FT Cboe Vest U.S. Equity Deep Buffer ETF – February

First Trust TCW Securitized Plus ETF

FT Cboe Vest U.S. Equity Buffer ETF – May

FT Cboe Vest U.S. Equity Deep Buffer ETF – May

First Trust Multi-Manager Large Growth ETF

FT Cboe Vest U.S. Equity Buffer ETF – June

FT Cboe Vest U.S. Equity Deep Buffer ETF – June

FT Cboe Vest U.S. Equity Buffer ETF – July

FT Cboe Vest U.S. Equity Deep Buffer ETF – July

FT Cboe Vest Fund of Buffer ETFs

FT Cboe Vest U.S. Equity Buffer ETF – September

FT Cboe Vest U.S. Equity Deep Buffer ETF – September

FT Cboe Vest U.S. Equity Buffer ETF – October

FT Cboe Vest U.S. Equity Deep Buffer ETF – October